UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

LTX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 20, 2008, LTX Corporation (“LTX”) and Credence Systems Corporation (“Credence”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which LTX and Credence will combine their businesses through the merger of Credence with a newly formed, wholly owned subsidiary of LTX (the “Merger”), with Credence surviving the Merger as a wholly owned subsidiary of LTX.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any stockholder, each share of Credence common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive shares of LTX common stock based on an exchange ratio that will be determined at the Effective Time to cause holders of Credence common stock to own 50.02% of the outstanding common stock of the combined company. If the exchange ratio were calculated as of June 20, 2008, each outstanding share of Credence common stock would be converted into the right to receive approximately 0.6133 shares of LTX common stock in the Merger.

David G. Tacelli, President and Chief Executive Officer of LTX, will remain President and Chief Executive Officer of the combined company; Mark J. Gallenberger, Vice President and Chief Financial Officer of LTX, will remain Vice President and Chief Financial Officer of the combined company; and Lavi Lev, President and Chief Executive Officer of Credence, will become the Executive Chairman of the Board of Directors of the combined company. The Board of Directors of the combined company will consist of nine directors, including Messrs. Tacelli and Lev, three additional members designated by Credence and four additional members designated by LTX. In connection with the Merger, LTX’s corporate name will be changed to “LTX-Credence Corporation” or such other name as may be mutually agreed upon by LTX and Credence.

The Merger Agreement contains customary representations, warranties and covenants of LTX and Credence including, among others, covenants (1) to use commercially reasonable efforts to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (2) not to engage in specified types of transactions during such period, and (3) not to solicit proposals relating to alternative business combination transactions or, subject to specified exceptions, enter into discussions or provide confidential information in connection with proposals for alternative business combination transactions.

LTX’s and Credence’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (1) requisite approvals of the stockholders of LTX and Credence, (2) the absence of any law or order prohibiting the consummation of the Merger, (3) the declaration by the U.S. Securities and Exchange Commission (the “SEC”) of the effectiveness of the registration statement relating to the shares of LTX common stock to be issued to Credence stockholders pursuant to the Merger Agreement, (4) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the antitrust laws of certain other applicable foreign jurisdictions, and (5) the absence of any material adverse effect with respect to either party during the interim period between the execution of the Merger Agreement and consummation of the Merger.

In addition, each party’s obligation to consummate the Merger is subject to other specified customary conditions, including (1) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification, (2) material compliance by the other party with its covenants, and (3) the delivery of customary opinions of counsel to LTX and Credence that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The board of directors of LTX and Credence have each unanimously approved the Merger and the Merger Agreement and adopted resolutions recommending the requisite stockholder approval for consummation of the Merger. Each of LTX and Credence has agreed to hold a stockholders’ meeting to submit these matters to its stockholders for their consideration.

The Merger Agreement provides each of LTX and Credence with specified termination rights. If the Merger Agreement is terminated under circumstances specified in the Merger Agreement, LTX or Credence, as the case may be, will be required to pay the other a termination fee of $6.75 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations and warranties that LTX and Credence made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between LTX and Credence and may be subject to important qualifications and limitations agreed to by LTX and Credence in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between LTX and Credence rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Stockholder Voting Agreements

In connection with the execution of the Merger Agreement, LTX entered into Stockholder Voting Agreements with each of Credence’s directors and executive officers (the “Credence Stockholder Voting Agreements”), pursuant to which, among other things, each such director and officer (1) agreed to vote his or her shares of Credence common stock in favor of approval of the Merger and adoption of the Merger Agreement and against the approval or adoption of any alternative business combination transactions at each meeting of Credence’s stockholders during the period prior to the expiration of the Credence Stockholder Voting Agreement, (2) granted to LTX a proxy to vote his or her shares of Credence common stock in favor of approval of the Merger and adoption of the Merger Agreement at each meeting of Credence’s stockholders prior to the expiration of the Credence Stockholder Voting Agreement, (3) agreed not to solicit proposals relating to alternative business combination transactions or, subject to specified exceptions, enter into discussions or provide confidential information in connection with proposals for alternative business combination transactions, and (4) subject to specified exceptions, agreed not to transfer his or her shares of Credence common stock prior to the expiration of the Credence Stockholder Voting Agreement. Each of LTX’s directors and executive officers entered into Stockholder Voting Agreements with Credence (the “LTX Stockholder Voting Agreements”) containing terms that are similar to the terms of the Credence Stockholder Voting Agreements with respect to his or her shares of LTX common stock.

The foregoing description of the Credence Stockholder Voting Agreements and the LTX Stockholder Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Credence Stockholder Voting Agreement, which is filed as Exhibit 10.1 hereto, and to the form of LTX Stockholder Voting Agreement, which is filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Amendment to Rights Agreement

The disclosure in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference. Computershare Trust Company, N.A. is the transfer agent for LTX’s common stock.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

LTX plans to file with the SEC a Registration Statement on Form S-4 in connection with the Merger and LTX and Credence plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the Merger. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about LTX, Credence, the Merger and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when they are available) and other documents filed with the SEC by LTX and Credence through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when they are available) from LTX by contacting Mark Gallenberger at mark_gallenberger@ltx.com or 781-467-5417, or from Credence by contacting Brenda Ropoulos at brenda_ropoulos@credence.com or 408-635-4309.

LTX and Credence, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding LTX’s directors and executive officers is contained in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and its proxy statement dated November 6, 2007, which are filed with the SEC. As of June 16, 2008, LTX’s directors and executive officers beneficially owned approximately 4,201,725 shares, or 6.7%, of LTX’s common stock. Information regarding Credence’s directors and executive officers is contained in Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, its proxy statement dated March 7, 2008 and its Current Reports on Form 8-K filed on April 18, 2007, May 1, 2008, June 10, 2008 and June 17, 2008, which are filed with the SEC. As of June 16, 2008, Credence’s directors and executive officers beneficially owned approximately 1,348,090 shares, or 1.3%, of Credence’s common stock. In connection with the transaction, Mr. Tacelli has agreed with LTX that the Merger will not constitute a change of control for purposes of his Change-of-Control Employment Agreement dated March 2, 1998 and Mr. Gallenberger has agreed with LTX that the Merger will not constitute a change of control for purposes of his Change-of-Control Employment Agreement dated October 2, 2000. In connection with the transaction, each of Mr. Lev and Mr. Eichler has entered into a Transition Services Agreement with Credence pursuant to which they have agreed to accept new positions with Credence, and perform certain transition services for Credence, for a period of six months following the closing of the transaction in exchange for certain salary, bonus, acceleration of equity-based awards and other compensation. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed transaction between LTX and Credence, including the terms of the Merger Agreement and the tax-free, all-stock nature of the transaction, the belief that the combined strengths of the two companies will create a leading provider of focused, cost-optimized solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability, the new company’s ability to address broad market segments, the increased presence in the Asia-Pacific region, the establishment of a global network of applications and resources, the continuation of current employees and directors with the new company, the belief that the combined strengths of the companies’ expertise and product portfolio will benefit customers, the creation of a test company with the financial strength, growth opportunities, critical mass, and operational efficiency to lead the industry, the expectation that the combination will drive efficiencies associated with operating a larger business, and the anticipation of saving approximately $25 million at the end of the integration period, the expectation that the Merger will be accretive within 12 months, the expected timetable for completing the transaction and any other statements about LTX or Credence managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction, the ability to successfully integrate LTX’s and Credence’s operations and employees; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and their most recent Quarterly Reports on Form 10-Q each filed with the SEC. LTX and Credence disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders

On June 20, 2008, prior to the execution of the Merger Agreement, the board of directors of LTX approved an amendment (the “Rights Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of April 30, 1999, between LTX and Computershare Trust Company, N.A. (as successor rights agent to BankBoston, N.A.), as rights agent. The Rights Amendment, among other things, renders the Rights Agreement inapplicable to the Merger. The Rights Amendment provides, among other things, that none of (1) the approval, adoption, execution or delivery of the Merger Agreement, (2) the consummation of the Merger, (3) the approval, execution or delivery of the LTX Stockholder Voting Agreements or (4) the consummation of any of the transactions contemplated by the Merger Agreement or the LTX Stockholder Voting Agreements, will result in the rights becoming exercisable or in Credence or its affiliates and associates being deemed an “Acquiring Person” under the Rights Agreement.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution of the Merger Agreement, LTX entered into waiver letters dated June 20, 2008 (the “Waiver Letters”) with each of Mr. Tacelli and Mr. Gallenberger relating to their existing Change-of-Control Employment Agreements with LTX. In the Waiver Letters, Mr. Tacelli and Mr. Gallenberger agreed that neither the execution and delivery of the Merger Agreement nor the consummation of the Merger will constitute a change of control under their Change-of-Control Employment Agreements.

The foregoing description of the Waiver Letters does not purport to be complete and is qualified in its entirety by reference to the Waiver Letters, which are attached as Exhibits 10.3 and 10.4 hereto and are incorporated herein by reference.

Item 8.01 Other Events.

On June 22, 2008, LTX and Credence issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX CORPORATION

Date: June 23, 2008	By:	/s/ Joseph A. Hedal
Joseph A. Hedal General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Corporation(1)

4.1	Amendment No. 4 to Rights Agreement, dated as of June 20, 2008, by and between LTX Corporation and Computershare Trust Company, N.A. (as successor Rights Agent to Bank Boston, N.A.), as rights agent

10.1	Form of Credence Stockholder Voting Agreement

10.2	Form of LTX Stockholder Voting Agreement

10.3	Waiver Letter, dated as of June 20, 2008, by and between LTX Corporation and David G. Tacelli

10.4	Waiver Letter, dated as of June 20, 2008, by and between LTX Corporation and Mark J. Gallenberger

99.1	Press Release dated June 22, 2008

(1)	The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. LTX will furnish copies of any of such exhibits or schedules to the SEC upon request.